Exhibit 10.3

HOME POINT CAPITAL INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

1.          Purpose. The purpose of the Plan is to provide a means by which Eligible Employees may purchase Common Stock, thereby strengthening their commitment to the welfare of the Company and its Designated Companies and aligning their interests with those of the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”).

2.          Definitions. The following definitions shall be applicable throughout the Plan.

(a)          “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(b)          “Applicable Percentage” means, with respect to any Offering Period, ninety five percent (95%); provided, however, that prior to the Offering Commencement Date applicable to any such Offering Period, the Committee may determine a higher or lower Applicable Percentage so long as such percentage remains eighty five percent (85%) or greater.

(c)          “Base Compensation” means regular base straight-time gross earnings paid by the Company or any Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment, even if such amounts are paid for pre-termination date services) as base salary or wages (including 13th/14th month payments or similar concepts under local law), excluding payments, if any, for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses, and any other special remuneration of a Participant during an Offering Period. Notwithstanding the foregoing, the Committee may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of “Base Compensation” for a subsequent Offering Period prior to the Offering Commencement Date of such subsequent Offering Period. Further, the Committee will have discretion to determine the application of this definition to Eligible Employees outside the United States.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Change in Control” means:

(i)          the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) (on a fully diluted basis) of either (A) the Outstanding Common Stock; or (B) the Outstanding Company Voting Securities; provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii)          during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)          the consummation of a reorganization, recapitalization, merger, consolidation, or similar corporate transaction involving the Company that requires the approval of the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: more than fifty percent (50%) of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company, is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination); or

(iv)          the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.

For the avoidance of doubt, a registered public offering of the Common Stock will not constitute a Change in Control.

(f)          “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(g)          “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(h)          “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(i)          “Company” means Home Point Capital Inc., a Delaware corporation, and any successor thereto.

(j)          “Company Group” means, collectively, the Company and its Subsidiaries.

(k)          “Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate any Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Subsidiary may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(l)          “Effective Date” means the date the Plan is approved by the Board, subject to stockholder approval as provided in Section 11(d).

(m)          “Eligible Employees” means, subject to the limitations set forth in Section 4(b), any individual employed by the Company or a Designated Company except (i) employees who are not employed by the Company or a Designated Company prior to the beginning of an Offering Period or prior to such other time period specified by the Committee; (ii) individuals who provide services to the Company or any of its Designated Companies as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and (iii) employees who reside in countries for whom such employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.

(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(o)          “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded as of the immediately preceding Trading Day, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; provided, that for the avoidance of doubt, any purchase of shares of Common Stock pursuant to this Plan shall be deemed to be purchased as of immediately prior to the opening of the primary exchange on which the Common Stock is listed and traded on the relevant Purchase Date; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(p)          “New Purchase Date” means a new Purchase Date, as designated by the Committee, if the Committee shortens any Offering Period then in progress.

(q)          “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase shares of Common Stock under the Plan during an Offering Period as further described in Section 5. Unless otherwise determined by the Committee, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted options in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(r)          “Offering Commencement Date” means the first day of each Offering Period.

(s)          “Offering End Date” means the last day of each Offering Period.

(t)          “Offering Period” means a period selected by the Committee in respect of each offering made under the Plan, the duration of which shall be six (6) months, or if determined by the Committee prior to the Offering Commencement Date applicable to an Offering Period, such period of time not to exceed twenty seven (27) months.

(u)          “Outstanding Common Stock” means the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, the exercise of any similar right to acquire such Common Stock, and the exercise or settlement of then-outstanding equity awards under any current or prior incentive plans maintained by the Company.

(v)          “Outstanding Company Voting Securities” means the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.

(w)          “Participant” means, with respect to an Offering Period, an Eligible Employee who is participating in such Offering Period, as provided in Section 4(a).

(x)          “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(y)          “Plan” means this Home Point Capital Inc. 2021 Employee Stock Purchase Plan, as may be amended from time to time.

(z)          “Purchase Date” means with respect to any Offering Period, the Offering End Date associated with such Offering Period (or such other date established by the Committee pursuant to Section 9(b)); provided, however, if any such date is not a Trading Day, the Purchase Date shall be the next business day that is a Trading Day.

(aa)          “Purchase Price” means an amount per share of Common Stock equal to the Applicable Percentage multiplied by the Fair Market Value of a share of Common Stock on the Purchase Date, or if such Purchase Date is not a Trading Day, the next business day that is a Trading Day; provided, however, prior to the Offering Commencement Date applicable to any Offering Period, the Committee may determine an alternative Purchase Price applicable to such Offering Period, which Purchase Price for a Section 423 Offering shall in no event be less than the lower of (x) eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the Offer Commencement Date, or (y) eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date (or if such Offer Commencement Date or Purchase Date, as applicable, is not a Trading Day, the next business day that is a Trading Day).

(bb)          “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(cc)          “Subscription” means an Eligible Employee’s authorization for payment to be made by the Eligible Employee for Common Stock purchases under this Plan in the form and manner specified by the Company (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

(dd)          “Subsidiary” means, with respect to any specified Person:

(i)          any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)          any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ee)          “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.          Shares of Common Stock.

(a)          Shares of Common Stock Reserved For the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 9(a), the maximum number of shares of Common Stock that may be issued under the Plan shall be 1,388,601. Such shares of Common Stock may be authorized but unissued shares of Common Stock, treasury shares or shares of Common Stock purchased in the open market. For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3 may be used to satisfy purchases of shares of Common Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under Non-423 Offerings. If the total number of shares of Common Stock to be issued on any Purchase Date exceeds the maximum number of shares of Common Stock available for issuance under the Plan, the Company shall (i) make a pro-rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and the Committee determines to be equitable, (ii) return the balance of payroll deductions credited to the account of each Participant under the Plan as promptly as practicable, and (iii) subject to Committee approval, have the discretion to terminate any or all Offering Periods then in effect pursuant to Section 5(a). If any rights granted under the Plan terminate for any reason without having been exercised, the shares of Common Stock not purchased under such rights shall again become available for issuance under the Plan.

(b)          Participant’s Interest in Rights to Purchase Common Stock.

(i)          Until the applicable shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company), a Participant shall only have the rights of an unsecured creditor with respect to such shares of Common Stock, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares of Common Stock.

(ii)          The Participant shall have no interest in the shares of Common Stock covered by a right to purchase such shares of Common Stock under the Plan until such right has been exercised.

4.          Eligibility and Participation.

(a)          Enrollment and Participation.

(i)          Any individual who, on the day preceding an Offering Commencement Date, qualifies as an Eligible Employee, may elect to become a Participant in the Plan for such Offering Period by completing a Subscription through the online enrollment process through the Company’s designated Plan broker or, if permitted by the Company, submitting a Subscription, in the form prescribed for this purpose by the Company. The Subscription shall be filed with the Company in accordance with the procedures as established by the Company. Eligible Employees may not have more than one (1) Subscription in effect with respect to any Offering Period.

(ii)          Once enrolled in the Plan, a Participant shall continue to participate in the Plan until such Participant ceases to be an Eligible Employee or withdraws from the Plan in accordance with Section 6(c). Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to any new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 6(c). A Participant who withdraws from the Plan in accordance with Section 6(c) may again become a Participant if such person is then an Eligible Employee, by following the procedure described in Section 4(a)(i).

(b)          Limitations on Participation.

(i)          Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase shares of Common Stock pursuant to the Plan:

(A)          if, immediately after the option is granted, such Eligible Employee owns shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock (for purposes of this Section 4(b)(i)(A), the rules of Section 424 of the Code shall apply in determining stock ownership of any Eligible Employee), pursuant to the requirements of Section 423(b)(3) of the Code; or

(B)          which right permits such Eligible Employee to purchase shares of Common Stock under all employee stock purchase plans of the Company and its Affiliates that shall accrue at a rate which exceeds $25,000 in Fair Market Value of the Common Stock (determined at the time such right to purchase Common Stock is granted) for each calendar year in which such right is outstanding, pursuant to the requirements of Section 423(b)(8) of the Code. When applying the limitations of this Section 4(b)(i)(B), the right to purchase Common Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Common Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of Fair Market Value of such Common Stock (determined at the time such option is granted) for any one (1) calendar year, and a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option to purchase Common Stock.

(ii)          Prior to any Offering Commencement Date, the Company shall specify, with respect to the Purchase Date for the relevant Offering Period, a maximum number of shares of Common Stock that may be purchased by any Participant.

(iii)          Prior to any Offering Commencement Date, the Committee may specify, with respect to the Purchase Date for the relevant Offering Period, a maximum aggregate number of shares of Common Stock that may be purchased by all Participants. If the aggregate purchase of shares of Common Stock issuable on such Purchase Date would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro-rata (based on each Participant’s accumulated payroll deductions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

5.          Offering Periods.

(a)          Offering Periods.

(i)          The Plan shall be implemented by consecutive Offering Periods with new Offering Commencement Dates commencing on the first Trading Day on or after January 1 and July 1 of each year (or at such other times as may be determined by the Committee). Each Offering Period shall comply with the requirements of Section 423(b)(5) of the Code. The Committee shall have the power to terminate or change the duration and/or frequency of the Offering Periods (including the Offering Commencement Date) with respect to future Offering Periods without stockholder approval. Any such changes shall be announced prior to the scheduled beginning of the affected Offering Period.

(ii)          A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering Period that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn such Participant’s Subscription in accordance with Section 6(c). Payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 6(c).

(b)          Grant of Option. On each Offering Commencement Date, each Participant shall be automatically granted an option to purchase as many shares of Common Stock (rounded down to the nearest whole share of Common Stock) as may be purchased with such Participant’s payroll deductions during the related Offering Period at the Purchase Price, subject to the limitations set forth in Sections 3(a) and 4(b).

6.          Payroll Deductions.

(a)          Amount of Payroll Deductions. A Participant’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than one percent (1%) and no more than fifteen percent (15%) of such Participant’s Base Compensation on each payroll date that the Subscription is in effect. Payroll deductions shall commence on the first payroll date following the Offering Commencement Date and shall continue until the Participant changes the rate of such Participant’s payroll deductions for a future Offering Period or terminates such Participant’s participation in the Plan, in each case, as provided in Section 6(c).

(b)          Participant’s Account. All payroll deductions made with respect to a Participant shall be credited to such Participant’s recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account; provided, however, that the Committee may, in its sole discretion, allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law or (ii) the Committee determines, in its sole discretion, that cash contributions are permissible under Section 423 of the Code. No interest shall accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account, unless required by law. All amounts in a Participant’s account shall be used to purchase whole shares of Common Stock and, except as otherwise provided in the Plan, no cash refunds shall be made from such account. Any amounts that are insufficient to purchase whole shares shall be credited to the Participant’s account, and added to any fractional amounts resulting on subsequent Purchase Dates. Upon liquidation or other closing of a Participant’s account, any remaining amounts not used to purchase whole shares of Common Stock on a Purchase Date shall be paid in cash to the Participant. In addition, any amounts that are withheld but unable to be applied to the purchase of Common Stock because of the limitations of Section 4(b) shall be returned to the Participant without interest and shall not be used to purchase shares of Common Stock with respect to any other Offering Period under the Plan.

(c)          Changes in Payroll Deductions; Termination of Subscription.

(i)          A Participant may elect to increase or decrease the Participant’s level of elected payroll deductions (subject to the limitations set forth in Section 6(a)) for a future Offering Period by completing a Subscription through the online enrollment process through the Company’s designated Plan broker or, if permitted by the Company, submitting a Subscription, in the form prescribed for this purpose by the Company.

(ii)          Subject to such restrictions, prohibitions and procedures established by the Committee, in its sole discretion, following the Offering Commencement Date associated with an Offering Period, a Participant may terminate such Participant’s Subscription for the Offering Period (but may not otherwise increase or decrease such Participant’s level of elected payroll deductions under the Subscription with respect to such Offering Period) at any time prior to the Purchase Date.

(iii)          Any termination of a Subscription shall only be deemed effective if such termination is executed pursuant to procedures established by the Company. If a Participant terminates such Participant’s Subscription with respect to an Offering Period, the accumulated payroll deductions in such Participant’s account at the time the Subscription is withdrawn shall be paid without interest to such Participant as soon as practicable after receipt of such Participant’s notice of withdrawal and such Participant’s Subscription for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be made during the Offering Period or subsequent Offering Periods until such Participant re-enrolls in the Plan pursuant to Section 4(a)(i). Any re-enrollment in the Plan shall be effective only at the commencement of a subsequent Offering Period.

7.          Termination of Employment.

(a)          General. Termination of a Participant’s employment for any reason, including retirement, death or the failure of such Participant to remain an Eligible Employee of the Company or an Affiliate, shall immediately terminate such Participant’s participation in the Plan. In such event, the accumulated payroll deductions in such Participant’s account at the termination of such Participant’s employment shall be paid without interest to such Participant (or in the case of his or her death, to the persons entitled thereto under Section 11(e)) as soon as practicable after such termination of such Participant’s employment and such Participant’s Subscription for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be made during the Offering Period or subsequent Offering Periods. For purposes of this Section 7, an Eligible Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or an Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that such leave of absence is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

(b)          Transfer of Employment. Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from the Company or a Designated Company participating in a Section 423 Offering to the Company or a Designated Company participating in a Non-423 Offering, as applicable, the exercise of the Participant’s option will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from the Company or a Designated Company participating in a Non-423 Offering to the Company or a Designated Company participating in a Section 423 Offering, as applicable, the exercise of the Participant’s option will remain non-qualified under the Non-423 Offering.

8.          Exercise of Rights to Purchase Common Stock.

(a)          Automatic Exercise.

(i)          Unless a Participant terminates such Participant’s Subscription as provided in Section 6(c), a Participant’s right to purchase shares of Common Stock will be automatically exercised on each Purchase Date for the applicable Offering Period. The right to purchase shares of Common Stock will be exercised by using the accumulated payroll deductions in such Participant’s account as of each such Purchase Date to purchase the maximum number of whole shares of Common Stock that may be purchased at the Purchase Price (rounded down to the nearest whole share). The number of shares of Common Stock that will be purchased for each Participant on the Purchase Date shall be determined by dividing (i) such Participant’s accumulated payroll deductions in such Participant’s account as of the Purchase Date by (ii) the Purchase Price.

(ii)          At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the shares of Common Stock issued to a Participant under the Plan are disposed of, the Participant must make adequate provisions for any applicable federal, state or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the United States, national insurance, social security or other tax withholding obligations, if any, which arise upon the Purchase Date or the disposition of the shares of Common Stock. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their withholding obligations by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of shares of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay the withholding obligations required to be withheld with respect to the shares of Common Stock, or (c) withholding from proceeds from the sale of shares of Common Stock issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

(b)          Delivery of Common Stock.

(i)          As promptly as practicable after each Purchase Date, the number of shares of Common Stock purchased by each Participant pursuant to Section 8(a) shall be deposited into an account established in the Participant’s name with the broker designated by the Company for such purpose.

(ii)          Shares of Common Stock that are purchased under the Plan will be held in an account in the Participant’s name in uncertificated form. Furthermore, shares of Common Stock to be delivered to a Participant under the Plan will be registered in the “street name” of such Participant.

9.          Changes in Capitalization; Adjustments Upon Dissolution, Liquidation or Change in Control.

(a)          Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, (ii) the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), (iii) the number of shares of Common Stock set forth in Section 3(a), (iv) the Purchase Price per share and (v) the maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during an Offering Period, shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, or any increase or decrease in the value of a share of Common Stock resulting from a spinoff or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)          Adjustments Upon Dissolution, Liquidation or Change in Control.

(i)          In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee.

(ii)          Unless otherwise provided in the applicable agreement, the consummation of which will result in a Change in Control, in the event of a Change in Control, the applicable Offering Period will be shortened by setting a New Purchase Date on which such Offering Period shall end; provided, that such New Purchase Date may be no later than the date of the consummation of the Company’s proposed Change in Control. Prior to the New Purchase Date, the Committee will notify each Participant, in writing or electronically, that the applicable Purchase Date has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless such Participant has withdrawn from the Offering Period prior to the New Purchase Date as provided in Section 6(c). Alternatively, the Committee and the successor corporation may provide that each outstanding option under the Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. For purposes of this Section 9(b)(ii), an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, each holder of an option under the Plan would be entitled to receive the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares of Common Stock covered by the option as provided for in Section 9(a); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of shares of Common Stock in the transaction.

10.          Administration.

(a)          Committee to Administer the Plan. The Committee shall be responsible for the administration of the Plan.

(b)          Authority of Committee. The Committee (or its designee) shall have full and plenary authority, subject to the provisions of the Plan, to (i) promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, (ii) interpret the provisions and supervise the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan), (iii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, and (iv) take all action in connection therewith or in relation thereto as it deems advisable. All determinations by the Committee under the Plan shall, to the full extent permitted by law, be final and binding on upon all parties. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

11.          Miscellaneous.

(a)          Amendment and Termination.

(i)          The Board or the Committee may at any time and for any reason terminate the Plan. Except as provided in Section 9, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date of the Plan in the generally accepted accounting principles applicable to the Plan. Either the Board or the Committee may amend the Plan. Except as provided in Section 9(a) and in this Section 11(a), no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(ii)          Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been adversely affected, the Board or the Committee shall be entitled to change the Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll tax withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s compensation, and establish such other limitations or procedures as the Board or the Committee determines, in its sole discretion, are advisable and consistent with the Plan.

(iii)          In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(A)          amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(B)          altering the Purchase Price for any Offering Period;

(C)          shortening any Offering Period by setting a new Purchase Date, including an Offering Period underway at the time of the Committee action; and

(D)          reducing the maximum percentage of Base Compensation a Participant may elect to have deducted from payroll.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

(iv)          Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Common Stock, unless determined otherwise by the Board or the Committee. Upon termination of the Plan, the Board or the Committee shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase shares of Common Stock or to determine that such rights shall not be exercised.

(b)          Use of Funds. All payroll deductions received or held by the Company or any Affiliate under this Plan may be used by the Company or such Affiliate for any corporate purpose and neither the Company nor such Affiliate shall be obligated to segregate such payroll deductions.

(c)          Transferability; Restrictions on Disposition.

(i)          Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a right to purchase Common Stock or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Sections 7(a) or 11(e). Any such attempted assignment, transfer, pledge, or other disposition shall be void ab initio. During a Participant’s lifetime, rights to purchase shares of Common Stock that are held by such Participant shall be exercisable only by such Participant.

(ii)          The Committee may, in its sole discretion, place restrictions on the sale or transfer of shares of Common Stock purchased under the Plan by notice to all Participants of the nature of such restrictions given in advance of the Offering Commencement Date of such Offering Period. Any certificates issued for shares that are restricted pursuant to this Section 11(c)(ii), shall, in the discretion of the Committee, contain a legend disclosing the nature and duration of the restriction (including a description of the restricted period). Any such restrictions and exceptions determined by the Committee shall be applicable equally to all shares of Common Stock purchased during the Offering Period for which the restrictions are first applicable. In addition, any restrictions and exceptions applicable to the Common Stock shall remain applicable during subsequent Offering Periods unless otherwise determined by the Committee. If the Committee should change or eliminate any restrictions for a subsequent Offering Period, notice of such action shall be given to all Participants.

(d)          Term; Stockholder Approval of the Plan. The Plan shall be effective upon its approval by the Board and shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the Plan is adopted by the Board. No purchase of shares of Common Stock pursuant to the Plan shall occur prior to such stockholder approval. The Plan shall terminate on the earliest of the (i) termination of the Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time), (ii) tenth (10th) anniversary of the approval of the Plan by the stockholders or (iii) issuance of all of the shares of Common Stock available for issuance under the Plan.

(e)          Designation of a Beneficiary.

(i)          If permitted by the Company, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Company, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(ii)          Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(iii)          All beneficiary designations will be in such form and manner as the Company may designate from time to time. Notwithstanding Sections 11(e)(i) and 11(e)(ii), the Company and/or the Committee may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

(f)          No Employment Rights; Effect of the Plan.

(i)          The Plan does not, directly or indirectly, create in any employee or class of employees, any right with respect to continuation of employment with the Company or any of its Affiliates, and it shall not be deemed to interfere in any way with the right of the Company or any Affiliate employing such person to terminate, or otherwise modify, an employee’s employment at any time.

(ii)          The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

(g)          Governing Law; Jurisdiction; Waiver of Jury Trial.

(i)          The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(ii)          Any suit, action or proceeding with respect to the Plan, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (A) submit in any proceeding relating to the Plan or any option, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (B) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (C) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any option, (D) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (E) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

(h)          Code Section 409A. Options granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. Options granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to U.S. Treasury Regulation Section 1.409A-1(b)(5)(i)(A). In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

(i)          Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(j)          Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

12.          Conditions Upon Issuance of Shares of Stock. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, all shares of Common Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities or exchange control laws and regulations, as such policies may be amended from time to time. The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or non-U.S. law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of an option, the Company may require the person exercising such option to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.